                                                                     EXHIBIT 4.4

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR EXCEPT UPON DELIVERY TO V.I. TECHNOLOGIES, INC. OF AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO V.I. TECHNOLOGIES, INC. AND ITS COUNSEL, THAT THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON ITS EXERCISE ARE ALSO SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF APRIL 29, 1997 AMONG V.I. TECHNOLOGIES, INC. AND CERTAIN OF ITS STOCKHOLDERS. THE TERMS OF SUCH STOCKHOLDERS AGREEMENT INCLUDE, AMONG OTHER THINGS, VOTING AGREEMENTS, CO-SALE AGREEMENTS AND RESTRICTIONS ON TRANSFERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY V.I. TECHNOLOGIES TO THE HOLDER HEREOF UPON WRITTEN REQUEST.


                            V.I. TECHNOLOGIES, INC.
                            -----------------------

                     CONTINGENT STOCK SUBSCRIPTION WARRANT


No. W-4                                                           April 29, 1997

     THIS CERTIFIES that, for value received, CB CAPITAL INVESTORS, INC. ("CBCI") or its assigns (the "Holder"), shall be entitled to subscribe for and purchase from V.I. TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), the number of shares of Common Stock, $.01 par value per share, of the Corporation (the "Common Stock") as provided below, at the exercise price (the "Exercise Price") of $.01 for each Warrant Share, subject to adjustment pursuant to Section 4 hereof. This Warrant may be exercised during the Exercise Period (as defined in Section 3 hereof), pursuant to the terms and subject to the conditions hereof. This Warrant is being issued pursuant to the Common Stock Purchase Agreement dated as of the date hereof (as amended from time to time, the "Purchase Agreement") between the Corporation and CBCI. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement.

     SECTION 1.  Definitions.  As used herein, the following terms shall have
                 -----------
the meanings set forth below:

          "Aggregate New Issuance Amount" means, at any point in time, the aggregate fair market value of all consideration paid to the Corporation in connection with all New Issuances through the date in question; provided,
                                                                     --------
     however, that if any New Issuance includes options or warrants, the
     -------
     exercise price of the options or warrants shall be added to the cash paid for such options or warrants. The "fair market value" of any consideration other than cash paid in connection with a New Issuance shall be determined in the manner prescribed within the definition of "Fair Value Per Share" in
     Article V of the Purchase Agreement with respect to a New Issuance thereunder.

          "Applicable Percentage" means the result obtained by multiplying five percent by a fraction (not to exceed one) the numerator of which shall be the Aggregate New Issuance Amount and the denominator of which shall be $5,000,000.

          "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are required to be closed.

          "Fully-Diluted Shares" means the aggregate number of shares of Common-Stock outstanding assuming (i) the conversion or exchange of all securities by their terms convertible into or exchangeable for Common Stock, (ii) the Plan Shares (as defined in the Purchase Agreement) are issued and outstanding, (iii) the exercise of all options or warrants to purchase or rights to subscribe for Common Stock or such convertible or exchangeable securities, (iv) the issuance of all Additional Shares (as defined in
     Article V of the Purchase Agreement) or other shares of capital stock of the Corporation required to be issued at such time to stockholders of the Corporation pursuant to anti-dilution or other protections granted to such stockholders (including shares issuable as a result of the number of shares issuable upon exercise of this Warrant being increased as provided herein) and (v) the exercise of this Warrant; provided, however, that shares of
                                           --------  -------
     Common Stock issuable upon exercise of options (other than the Plan Shares) or warrants or conversion of convertible securities with exercise or conversion prices above the Fair Value Per Share (as defined in the Purchase Agreement) at the time of such calculation shall not be considered to be issued and outstanding.

          "IPO" means the consummation of the first underwritten public offering for the account of the Corporation of Common Stock pursuant to a registration statement declared effective under the Securities Act with aggregate gross proceeds (before underwriter discounts and commissions) to the Corporation of not less than $20,000,000.

          "New Issuance" means each issuance by the Corporation of Common Stock, securities convertible into or exchangeable for Common Stock or options or warrants exercisable for Common Stock prior to the consummation of the IPO or the Sale of the Corporation to any Person or Persons primarily for cash, but shall not mean any such issuance (i) made under any provision of the Purchase Agreement or this Warrant, (ii) to officers, employees or directors of the Corporation pursuant to the Corporation's 1995 Equity Incentive Plan, including any reissuances of any such shares which are repurchased by the Corporation from employees or consultants upon termination of employment or other forfeiture events, (iii) issuable upon exercise of the warrant exercisable for 10,000 shares of Common Stock granted to the Trustees of Columbia University in the City of New York on June 21, 1996 and the warrant exercisable for 90,450 shares of Common Stock granted to Bear, Stearns & Co. Inc. on the date hereof, (iv) made in association with a merger or consolidation of the Corporation with or into any other entity, (v) to any Person from whom the Corporation shall acquire assets or acquire or license intellectual property rights, (vi) to any Person with whom the Corporation shall enter into any bona fide joint-
                                                           ---- ----
     venture research, production, manufacturing, marketing or distribution agreement (which agreement shall not have as a material purpose thereof the raising of capital for the Corporation) or a research collaboration agreement, a license agreement or a strategic alliance (which agreement or alliance shall not have as a material purpose thereof the raising of capital for the Corporation) or (vii) the proceeds of which are used solely to effect any acquisition or to acquire an asset or build a facility which are not reflected in the Business Plan.

          "Person" shall be construed broadly and shall include any natural person, company, partnership, joint venture, corporation, business trust, unincorporated organization or governmental authority.

          "Sale of the Corporation" shall mean (i) the sale of all or substantially all of the assets of the Corporation and its subsidiaries on a consolidated basis or (ii) the sale of all of the outstanding Common Stock of the Corporation to a Person or an affiliated group of Persons in one or a series of related transactions; provided, however, that a "Sale of
                                              --------  -------
     the Corporation" shall not include the sale or lease of the Corporation's fractionation facility in Melville, New York.

     SECTION 2.  Number of Warrant Shares.
                 ------------------------

     (a) Upon the consummation of any New Issuance, the aggregate number of shares of Common Stock subject to this Warrant (the "Aggregate Warrant Shares") shall equal the product of (i) the Applicable Percentage (expressed as a decimal) multiplied by (ii) the Fully Diluted Shares, after giving effect to such New Issuance, any Additional Shares to be issued in connection therewith and any resulting increase in the number of Warrant Shares purchasable upon exercise of this Warrant.

     (b) The number of Aggregate Warrant Shares shall be calculated upon each New Issuance until the earlier to occur of (i) the consummation of the IPO, (ii) the Sale of the Corporation or (iii) the consummation of a New Issuance which results in the New Issuance Amount exceeding $5,000,000. The number of shares of Common Stock for which this Warrant shall be exercisable at any point in time (the "Warrant Shares") shall be equal to the number obtained by subtracting from the number of Aggregate Warrant Shares at such time, the number of shares of Common Stock theretofore purchased upon exercise of this Warrant.

     (c) If no New Issuance shall occur prior to the (consummation of the IPO or a Sale of the Corporation, this Warrant shall be cancelled effective upon the consummation of the IPO or such Sale of the Corporation.

     (d) The Corporation shall notify the Holder in writing within two Business Days of each New Issuance as to the Aggregate Warrant Shares under this Warrant.

     (e) All calculations under this Section 2 shall be made to the nearest whole share.

     SECTION 3.  Exercise Period.  This Warrant may be exercised by the Holder
                 ---------------
at any time and from time to time on or after any New Issuance and on or prior to the date of the IPO or the Sale of the Corporation (such period being herein referred to as the "Exercise Period"). This Warrant shall be considered automatically exercised by the Holder upon the consummation of the IPO or the Sale of the Corporation.

     SECTION 4.  Antidilution Protection.
                 -----------------------

     (a) If at any time after any New Issuance the Corporation subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately increased. If the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant

Shares obtainable upon exercise of this Warrant shall be proportionately decreased.

     (b) Any recapitalization (other than a subdivision or combination of Common Stock described in paragraph (a) above), reorganization, reclassification. consolidation, merger, sale of all or substantially all of the Corporations assets (determined on a consolidated basis) to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, cash, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provision to insure that each Holder shall thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, cash, securities or assets as such Holder would have received in connection with such Organic Change if such Holder had exercised such Warrant immediately prior to such Organic Change. In any such case, the Corporation shall make appropriate provision (in form and substance satisfactory to the Holder) with respect to such Holders' rights and interests to insure that the provisions of this Section shall thereafter be applicable to the Warrants. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form and substance satisfactory to the Holder), the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire.

     (c) All calculations under this Section 4 shall be made to the nearest whole share.

     (d) Immediately upon any adjustment in the number of Warrant Shares subject to this Warrant and of the Exercise Price, the Corporation shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment. The Corporation shall also give written notice to the Holder at least 10 Business Days prior to the date on which an Organic Change shall take place.

     SECTION 5.  Exercise of Warrant: Warrant Shares.
                 -----------------------------------

     (a) The rights represented by this Warrant may be exercised, in whole or in any part (but not as to a fractional share of Common Stock), by (i) the surrender of this Warrant (properly endorsed) at the office of the Corporation (or at such other agency or office of the Corporation in the United States of America as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Corporation),

(ii) delivery to the Corporation of a notice of election to exercise in the form of Exhibit A attached hereto, and (iii) payment to the Corporation of the
   ---------
aggregate Exercise Price by (A) cash, wire transfer funds or check or (B.) shares of Common Stock or Warrants to purchase Common Stock (net of the Exercise Price for such shares) valued for such purposes at the Market Price per share on the date of exercise. As used herein, "Market Price" shall mean (x) if this Warrant is exercised upon the consummation of the IPO, the offer price of the Common Stock in such IPO, (y) if this Warrant is exercised upon the Sale of the Corporation, the Fair Value Per Share in connection with such Sale determined as provided in the Purchase Agreement or (z) if this Warrant is exercised prior to the consummation of the IPO or the Sale of the Corporation, the value given such share as determined by the Corporation's Board of Directors.

     (b) Each date on which this Warrant is surrendered and on which payment of the Exercise Price is made in accordance with Section 5(a) above is referred to herein as an "Exercise Date." Simultaneously with each exercise, the Corporation shall issue and deliver a certificate or certificates for the Warrant Shares being purchased pursuant to such exercise, registered in the name of the Holder or the Holder's designee, to such Holder or designee, as the case may be. If such exercise shall not have been for the full number of Warrant Shares, then the Corporation shall issue and deliver to the Holder a new Warrant, registered in the name of the Holder, of like tenor to this Warrant, for the balance of the Warrant Shares that remain after exercise of the Warrant.

     (c) The Person in whose name any certificate for shares of Common Stock is issued upon any exercise shall for all purposes be deemed to have become the holder of record of such shares as of the Exercise Date, except that if the Exercise Date is a date on which the stock transfer books of the Corporation are closed; such person or entity shall be deemed to have become the holder of record of such shares at the close of business on the next succeeding date on which the stock transfer books are open. The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon exercise of all or any part of this Warrant; provided, however, that the Corporation shall not be required to pay
         --------  -------
any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder to the extent such taxes would exceed the taxes otherwise payable if such certificate had been issued to the Holder.

     SECTION 6.  Character of Warrant Shares.  All Warrant Shares issuable upon
                 ---------------------------
the exercise of this Warrant shall be, when issued, duly authorized, validly issued, fully paid and nonassessable, free from all transfer taxes. liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. Without limiting the generality of the foregoing, the Corporation shall take all such actions as may be required to assure that the par value per share of the Common Stock, if any, is at all times equal to or less than the Exercise Price.

     SECTION 7.  No Shareholder Rights.  This Warrant shall not entitle the
                 ---------------------
Holder to any voting rights or other rights as a shareholder of the Corporation.

     SECTION 8.  Fractional Shares.  No fractional shares or scrip representing
                 -----------------
fractional shares shall be issued upon the exercise of this Warrant. All fractional shares shall be eliminated by rounding any fraction up to the nearest whole number of Warrant Shares.

     SECTION 9.  Restrictions on Transfer.  Subject to the other provisions of
                 ------------------------
this Section 9 and Article III of the Stockholders' Agreement dated the date hereof between the Corporation and the stockholders of the Corporation named therein, this Warrant, the Warrant Shares and all rights hereunder are transferable and assignable, in whole or in part, at the agency or office of the Corporation referred to in Section 5 hereof, by the Holder in person or by duly authorized attorney, upon (i) surrender of this Warrant properly endorsed, and
(ii) delivery of a notice of transfer in the form of Exhibit B hereto.  Each
                                                     ---------
transferee and holder of this Warrant, by accepting or holding the same, consents that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed, the holder hereof shall be treated by the Corporation and all other Persons dealing with this Warrant as the absolute owner hereof for any purposes and as the Person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Corporation, any notice to the contrary notwithstanding; provided, however, that until each such
                                 --------  -------
transfer is recorded on such books, the Corporation may treat the registered holder hereof as the owner hereof for all purposes.

     SECTION 10.  Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant
                  --------------------------------------------
is lost, stolen, mutilated or destroyed, the Corporation shall, on such terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     SECTION 11.  Notices.  All notices or other communications which are
                  -------
required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered mail, postage prepaid, return receipt requested, or via facsimile, addressed as follows:

          If to the Corporation, to:

               V.I. Technologies, Inc.
               155 Duryea Road
               Melville, New York 11747
               Attention: Joanne Leonard
               Telephone: (516) 752-7398
               Facsimile: (516) 752-3854;

          With a copy to:

               Crummy, Del Deo, Dolan,
               Griffinger & Vecchione
               One Riverfront Plaza
               Newark, New Jersey 07102
               Attention: Frank Lawatsch
               Telephone: (201) 596-4637
               Facsimile: (201) 639-6249;

          If to the Holder, to:

               CB Capital Investors, Inc.
               c/o Chase Capital Partners
               380 Madison Avenue, 12th Floor
               New York, New York 10017
               Attention: Damion Wicker, M.D.
                          Jonas Steinman
               Telephone: (212) 662-3101;
               Facsimile: (212) 662-3100;

          With a copy to:

               O'Sullivan Graev & Karabell, LLP
               30 Rockefeller Plaza, 41st Floor
               New York, New York 10112
               Attention: John J. Suydam
               Telephone: (212) 408-2420;
               Facsimile: (212) 408-2400;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. If mailed, as aforesaid, any such communication shall be deemed to have been given on the third Business Day following the day on which the piece of mail containing such communication is posted.

     SECTION 12.  Governing Law.  This Warrant shall be governed by and
                  -------------
construed in accordance with the laws of the State of New York.

     SECTION 13.  Headings.  The headings of the various sections contained in
                  --------
this Warrant have been inserted for convenience of reference only and should not be deemed to be a part of this Warrant.

     SECTION 14.  Execution in Counterpart.  This Warrant may be executed in one
                  ------------------------
or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument and not separate Warrants.

                                   * * * *

     IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers as of the date first written above.

                                         V.I. TECHNOLOGIES, INC.


                                         By:  /s/ Joanne Leonard
                                              _________________________
                                              Name:  Joanne Leonard
                                              Title: Vice President, CFO


ATTEST:
------

/s/ Thomas R. Ostermueller
____________________________
Name:  Thomas R. Ostermueller
Title: President and CEO

                                                                       EXHIBIT A
                                                                       ---------

                     FORM OF NOTICE OF ELECTION TO EXERCISE

                       [To be executed only upon exercise
                 of the Warrant to which this form is attached]



To V.I. Technologies, Inc.:

     The undersigned, the holder of the Warrant to which this form is attached, hereby irrevocably elects to exercise the right represented by such Warrant to purchase ______________ shares of Common Stock of V. I. TECHNOLOGIES, INC., and herewith tenders the aggregate payment of $______________________ in the form of
(i) cash, wire transfer funds or check and/or (ii) shares of Common Stock or Warrants to purchase Common Stock (net of the Exercise Price for such Shares) valued for such purposes at the Market Price (as defined in Section 5) per share on the date of exercise, in full payment of the purchase price for such shares. The undersigned requests that a certificate for such shares be issued in the name of _______________, whose address is ____________________________________, and that such certificate be delivered to __________________________, whose address is __________________________.

     If such number of shares is less than all of the shares purchasable under the current Warrant, the undersigned requests that a new Warrant, of like tenor as the Warrant to which this form is attached, representing the remaining balance of the shares purchasable under such current Warrant be registered in the name of _________________________, whose address is ______________________, and that such new Warrant be delivered to ____________________, whose address is___________________________________.



                         Signature: _______________________________________
                                    (Signature must conform in all
                                    respects to the name of the holder
                                    of the Warrant as specified on the
                                    face of the Warrant)


                         Date: ____________________________________________

                                                                       EXHIBIT B
                                                                       ---------

                           FORM OF NOTICE OF TRANSFER


                       [To be executed only upon transfer
                 of the Warrant to which this form is attached]


     For value received, the undersigned hereby sells, assigns and transfers unto _______________________ all of the rights represented by the Warrant to which this form is attached to purchase ______________________________ shares of Common Stock of V.I. TECHNOLOGIES, INC. (the "Corporation"), to which such Warrant relates, and appoints ____________________________ as its attorney to transfer such right on the books of the Corporation, with full power of substitution in the premises.


                         Signature: ________________________________
                                    (Signature must conform in all
                                    respects to the name of the holder
                                    of the Warrant as specified on the
                                    face of the Warrant)


                         Address:   ________________________________

                                    ________________________________

                         Date: _____________________________________

Signed in the presence of:


________________________________